UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey ___________________________ (State or other jurisdiction of incorporation)	001-33841 _____________________________ (Commission File Number)	20-8579133 ___________________________ (IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective as of July 13, 2012, the Board of Directors of the Company adopted certain amendments to the Bylaws of the Company. A summary of the amendments to the Bylaws approved by the Board is set forth below:

(a)	Retirement Policy: Bylaws were amended with respect to independent directors reaching the retirement age serving out the remainder of their term;

(b)	Advance Notice Requirements for Shareholder Proposals and Director Nominations: Bylaws were amended to require additional disclosure of certain matters, including economic and other interests in the Company and its competitors, such as, among other things, derivative or “short interest” holdings;

(c)	Annual and Special Meetings of Shareholders: Bylaws were amended to clarify certain matters concerning postponement, adjournment, the opening and closing of the polls and board power to call special meetings.

(d)	Other Amendments: Bylaws were amended to make other clarifying, technical and/or conforming changes, including revisions that reflect the Company’s recent restructuring from a divisional to a regional corporate structure.

The above description of the Amended Bylaws is not complete and is qualified in its entirety by reference to the Amended Bylaws, which are filed as Exhibit 3(b) to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

3(b)	Amended and Restated By-Laws of Vulcan Materials Company amended through July 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY
(Registrant)

Dated: July 16, 2012	By:	/s/ Robert A. Wason IV
Robert A. Wason IV